Exhibit 99.1

News Release

ADVANSIX ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS

4Q24 Sales of $329 million, down 14% versus prior year
4Q24 Earnings Per Share of $0.01; Adjusted Earnings Per Share of $0.09
4Q24 Cash Flow from Operations of $64 million, up $4 million versus prior year
Progressing 45Q carbon capture tax credits with initial $9.7 million claimed in 4Q24
Final insurance settlement proceeds related to 2019 PES supplier shutdown

Parsippany, N.J., February 21, 2025 - AdvanSix (NYSE: ASIX), a diversified chemistry company, today announced its financial results for the fourth quarter and full year ending December 31, 2024. Overall, in 2024, the Company achieved commercial success and advanced targeted growth initiatives, while navigating operational challenges in the year.
Full Year 2024 Summary
•Sales down approximately 1% versus prior year driven by an approximately 2% decrease in volume primarily as a result of disclosed operational disruptions, partially offset by a 1% favorable net pricing impact
•Net Income of $44.1 million, a decrease of $10.5 million versus the prior year
•Adjusted EBITDA of $142.1 million, a decrease of $11.4 million versus the prior year
•Adjusted EBITDA Margin of 9.4%, down 60 bps versus the prior year
•Cash Flow from Operations of $135.4 million, an increase of $17.9 million versus the prior year
•Capital Expenditures of $133.7 million, an increase of $26.3 million versus the prior year
•Free Cash Flow of $1.7 million, a decrease of $8.5 million versus the prior year

Summary full year 2024 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	FY 2024	FY 2023
Sales	$1,517,557	$1,533,599
Net Income	$44,149	$54,623
Diluted Earnings Per Share	$1.62	$1.95
Adjusted Diluted Earnings Per Share (1)	$1.96	$2.14
Adjusted EBITDA (1)	142,116	153,559
Adjusted EBITDA Margin % (1)	9.4%	10.0%
Cash Flow from Operations	135,413	117,550
Free Cash Flow (1)(2)	1,691	10,173
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	FY 2024		FY 2023 (1)
	Sales	% of Total	Sales	% of Total
Nylon	$348,501	23%	$356,632	23%
Caprolactam	276,303	18%	298,375	20%
Plant Nutrients	458,152	30%	477,929	31%
Chemical Intermediates	434,601	29%	400,663	26%
Total	$1,517,557	100%	$1,533,599	100%
(1) Previously reported amounts have been updated for a reclassification to align more closely with the Company's current sales structure, resulting in an increase to Plant Nutrients and a decrease to Chemical Intermediates for FY 2023. Total revenue amounts were not impacted.

"Our diverse portfolio, advantage of our business model and favorable industry dynamics - particularly in Plant Nutrients and Acetone - enabled us to successfully navigate a challenging operational year and deliver full year Adjusted EBITDA of $142 million, Adjusted Earnings Per Share of $1.96, and positive Free Cash Flow,” said Erin Kane, president and CEO of AdvanSix. “We funded key growth and enterprise initiatives including our SUSTAIN (Sustainable U.S. Sulfate to Accelerate Increased Nutrition) program, returned cash to shareholders and maintained our healthy balance sheet. As we worked to deliver outcomes in the year, we also made significant progress on two key enterprise developments. First, we have successfully concluded our multi-year efforts to recover losses associated with the 2019 PES cumene supplier shutdown, including $5.3 million of insurance proceeds in the fourth quarter of 2024 and a final omnibus settlement of approximately $26 million in the first quarter of 2025. Second, we were pleased to be one of the first industrial companies to be recognized for our use of carbon capture technologies in our manufacturing process, claiming $9.7 million in 45Q tax credits for the 2018 and 2019 tax years, representing a meaningful medium- to long-term value driver as we continue to pursue these credits for subsequent periods."

Fourth Quarter 2024 Summary
•Sales down approximately 14% versus prior year driven by an approximately 16% decrease in volume primarily as a result of the extended plant turnaround, partially offset by 2% favorable impact of market-based pricing
•Net Income of $0.4 million, an increase of $5.4 million versus the prior year
•Adjusted EBITDA of $10.2 million, a decrease of $4.9 million versus the prior year
•Adjusted EBITDA Margin of 3.1%, down 90 bps versus the prior year
•Cash Flow from Operations of $64.2 million, an increase of $4.0 million versus the prior year
•Capital Expenditures of $34.3 million, a decrease of $4.0 million versus the prior year
•Free Cash Flow of $29.8 million, an increase of $8.0 million versus the prior year
•$9.7 million in 45Q carbon capture tax credits for the 2018 and 2019 tax periods

Summary fourth quarter 2024 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	4Q 2024	4Q 2023
Sales	$329,063	$382,208
Net Income (Loss)	352	(5,082)
Diluted Earnings Per Share	$0.01	($0.19)
Adjusted Diluted Earnings Per Share (1)	$0.09	($0.10)
Adjusted EBITDA (1)	10,219	15,099
Adjusted EBITDA Margin % (1)	3.1%	4.0%
Cash Flow from Operations	64,165	60,169
Free Cash Flow (1)(2)	29,816	21,817
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $329 million in the quarter decreased approximately 14% versus the prior year. Sales volume decreased approximately 16% primarily driven by the delayed ramp to full operating rates following our fourth quarter 2024 planned plant turnaround. Market-based pricing was favorable by 2%, including continued strength in ammonium sulfate and acetone.

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	4Q 2024		4Q 2023 (1)
	Sales	% of Total	Sales	% of Total
Nylon	$67,172	21%	$78,251	20%
Caprolactam	57,216	17%	82,508	22%
Plant Nutrients	102,566	31%	119,119	31%
Chemical Intermediates	102,109	31%	102,330	27%
Total	$329,063	100%	$382,209	100%
(1) Previously reported amounts have been updated for a reclassification to align more closely with the Company's current sales structure, resulting in an increase to Plant Nutrients and a decrease to Chemical Intermediates for 4Q 2023. Total revenue amounts were not impacted.

Adjusted EBITDA of $10.2 million in the quarter decreased $4.9 million versus the prior year primarily driven by the timing and impact of plant turnarounds, partially offset by changes in sales mix including lower export volumes, favorable pricing, net of raw material costs, and insurance claim proceeds.

Adjusted earnings per share of $0.09 increased $0.19 versus the prior year driven primarily by the factors discussed above as well as $9.7 million in 45Q carbon capture tax credits for the 2018 and 2019 tax periods.

Cash flow from operations of $64.2 million in the quarter increased $4.0 million versus the prior year primarily due to the favorable impact of changes in working capital, including higher ammonium sulfate pre-buy cash advances. Capital expenditures of $34.3 million in the quarter decreased $4.0 million versus the prior year.

Outlook
•Strong sulfur nutrition demand and tight North American ammonium sulfate supply expected to support sulfur premiums at or near high end of historical range; Anticipated higher raw material prices impacting fertilizer margins
•Balanced global acetone supply and demand conditions expected to support industry spreads above cycle averages
•Expect slower recovery off the trough for North American nylon industry conditions amid stable end market demand and increased domestic competitive pressure
•Expect Capital Expenditures of $140 to $160 million in 2025, reflecting the planned progression of growth projects including our SUSTAIN (Sustainable U.S. Sulfate to Accelerate Increased Nutrition) program, and refined execution timing to address critical enterprise risk mitigation
•Expect pre-tax income impact of plant turnarounds to be $25 to $30 million in 2025 versus approximately $58 million in 2024
•Final omnibus settlement of approximately $26 million in 1Q25 related to PES supplier shutdown; Total of approximately $39 million aggregated insurance proceeds since 2019 event

"While the year has been off to a slower start, particularly with approximately 25% of our portfolio exposed to domestic building and construction which remains subdued, we anticipate meaningful year-over-year earnings improvement in 2025. This is underpinned by operational and commercial excellence, with an expected approximately 10% sales volume increase for the year. We remain focused on improving through-cycle profitability, which requires us to drive productivity, optimize our regional and product sales mix and continue to promote the value proposition of our differentiated product portfolio. The broader macro backdrop for the industries we serve remains largely favorable overall with strong sulfur premiums supporting Plant Nutrients and a constructive global acetone supply and demand environment, which should serve as a counterbalance to an anticipated slower recovery across our Nylon Solutions business. We continue to protect our healthy balance sheet enabling our capital allocation framework to provide optionality for further value creation. We remain confident in the future prospects for AdvanSix and are committed to delivering sustainable long-term value to our shareholders,” concluded

Kane.

Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.16 per share on the Company's common stock. The dividend is payable on March 24, 2025 to stockholders of record as of the close of business on March 10, 2025.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:30 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:30 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s fourth quarter 2024 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on February 21 until 12 noon ET on February 28 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 6798006.

About AdvanSix
AdvanSix is a diversified chemistry company that produces essential materials for our customers in a wide variety of end markets and applications that touch people’s lives. Our integrated value chain of our five U.S.-based manufacturing facilities plays a critical role in global supply chains and enables us to innovate and deliver essential products for our customers across building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives, electronics and other end markets. Guided by our core values of Safety, Integrity, Accountability and Respect, AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, plant nutrients, and chemical intermediates. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally; the potential effects of inflationary pressures, changes in interest rates, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of uncertainty resulting from new or proposed regulatory, trade or other policies of the new U.S. presidential administration, and the conflict between Russia and Ukraine, the conflict in Israel and Gaza and related uncertainty in the surrounding area, and the possible expansion of such conflicts; the effect of any of the foregoing on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks, data privacy incidents and disruptions to our technology infrastructure; risks associated with operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics and geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$19,564	$29,768
Accounts and other receivables – net	145,673	165,393
Inventories – net	212,386	211,831
Taxes receivable	503	1,434
Other current assets	8,990	11,378
Total current assets	387,116	419,804

Property, plant and equipment – net	917,858	852,642
Operating lease right-of-use assets	153,438	95,805
Goodwill	56,192	56,192
Intangible assets	43,144	46,193
Other assets	37,172	25,384
Total assets	$1,594,920	$1,496,020

LIABILITIES
Current liabilities:
Accounts payable	$228,761	$259,068
Accrued liabilities	47,264	44,086
Operating lease liabilities – short-term	42,493	32,053
Income taxes payable	1,047	8,033
Deferred income and customer advances	37,538	15,678
Total current liabilities	357,103	358,918

Deferred income taxes	145,299	151,059
Operating lease liabilities – long-term	111,400	63,961
Line of credit – long-term	195,000	170,000
Postretirement benefit obligations	—	3,660
Other liabilities	11,468	9,185
Total liabilities	820,270	756,783

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 32,989,165 shares issued and 26,737,036 outstanding at December 31, 2024; 32,598,946 shares issued and 26,750,471 outstanding at December 31, 2023	330	326
Preferred stock, par value $0.01; 50,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2024 and December 31, 2023	—	—
Treasury stock at par (6,252,129 shares at December 31, 2024; 5,848,475 shares at December 31, 2023)	(63)	(58)
Additional paid-in capital	136,872	138,046
Retained earnings	631,541	605,067
Accumulated other comprehensive income (loss)	5,970	(4,144)
Total stockholders' equity	774,650	739,237
Total liabilities and stockholders' equity	$1,594,920	$1,496,020

AdvanSix Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Sales	$329,063	$382,208	$1,517,557	$1,533,599

Costs, expenses and other:
Costs of goods sold	317,762	363,667	1,364,621	1,368,511
Selling, general and administrative expenses	21,734	24,828	94,023	95,538
Interest expense, net	2,174	2,189	11,311	7,485
Other non-operating (income) expense, net	218	(240)	2,027	(7,158)
Total costs, expenses and other	341,888	390,444	1,471,982	1,464,376

Income (loss) before taxes	(12,825)	(8,236)	45,575	69,223
Income tax expense (benefit)	(13,177)	(3,154)	1,426	14,600
Net income (loss)	$352	$(5,082)	$44,149	$54,623

Earnings per common share
Basic	$0.01	$(0.19)	$1.65	$2.00
Diluted	$0.01	$(0.19)	$1.62	$1.95

Weighted average common shares outstanding
Basic	26,805,182	26,911,754	26,828,338	27,302,254
Diluted	27,234,784	26,911,754	27,255,213	28,007,630

AdvanSix Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$352	$(5,082)	$44,149	$54,623
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,979	18,673	76,176	73,010
Loss on disposal of assets	358	342	773	1,281
Deferred income taxes	(12,629)	(10,416)	(8,991)	(9,347)
Stock-based compensation	1,891	2,473	7,854	8,313
Amortization of deferred financing fees	154	154	618	618
Operational asset adjustments	—	—	1,200	(4,472)
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	3,342	(20,696)	18,411	21,489
Inventories	1,048	17,368	(555)	3,286
Taxes receivable	(128)	64	931	8,337
Accounts payable	13,077	29,367	(30,610)	(20,756)
Income taxes payable	612	5,867	(6,986)	8,003
Accrued liabilities	(8,562)	2,218	2,426	(5,569)
Deferred income and customer advances	36,021	13,263	21,860	(18,752)
Other assets and liabilities	9,650	6,574	8,157	(2,514)
Net cash provided by operating activities	64,165	60,169	135,413	117,550

Cash flows from investing activities:
Expenditures for property, plant and equipment	(34,349)	(38,352)	(133,722)	(107,377)
Other investing activities	(3,127)	(1,116)	(9,180)	(3,520)
Net cash used for investing activities	(37,476)	(39,468)	(142,902)	(110,897)

Cash flows from financing activities:
Borrowings from line of credit	94,500	66,000	406,000	437,000
Payments of line of credit	(114,500)	(66,000)	(381,000)	(382,000)
Principal payments of finance leases	(249)	(240)	(1,011)	(938)
Dividend payments	(4,277)	(4,303)	(17,135)	(16,657)
Purchase of treasury stock	(1)	(8,500)	(10,428)	(46,151)
Issuance of common stock	104	—	859	876
Net cash used for financing activities	(24,423)	(13,043)	(2,715)	(7,870)

Net change in cash and cash equivalents	2,266	7,658	(10,204)	(1,217)
Cash and cash equivalents at beginning of period	17,298	22,110	29,768	30,985
Cash and cash equivalents at the end of period	$19,564	$29,768	$19,564	$29,768

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$23,645	$22,660

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands, except share and per share amounts)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$64,165	$60,169	$135,413	$117,550
Expenditures for property, plant and equipment	(34,349)	(38,352)	(133,722)	(107,377)
Free cash flow (1)	$29,816	$21,817	$1,691	$10,173

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to Adjusted EBITDA and Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$352	$(5,082)	$44,149	$54,623
Non-cash stock-based compensation	1,891	2,473	7,854	8,313
Non-recurring, unusual or extraordinary (income) expense (2)	—	—	1,200	(4,472)
Non-cash amortization from acquisitions	531	530	2,126	2,126
Non-recurring M&A costs	—	—	—	—
Income tax benefit relating to reconciling items	(417)	(504)	(2,011)	(661)
Adjusted Net income (loss) (non-GAAP)	2,357	(2,583)	53,318	59,929
Interest expense, net	2,174	2,189	11,311	7,485
Income tax expense (benefit) - Adjusted	(12,760)	(2,650)	3,437	15,261
Depreciation and amortization - Adjusted	18,448	18,143	74,050	70,884
Adjusted EBITDA (non-GAAP)	$10,219	$15,099	$142,116	$153,559

Sales	$329,063	$382,208	$1,517,557	$1,533,599

Adjusted EBITDA Margin (non-GAAP) (3)	3.1%	4.0%	9.4%	10.0%

(2) 2024 includes a pre-tax loss of approximately $1.2 million from the reduction of the Company’s anticipated receivable related to the gain on the termination fee recorded upon the exit from the Oben Holding Group S.A. alliance during the third quarter of 2023. During 2023, there were several transactions including the exit from the Oben Holding Group S.A. alliance, licensee exit of legacy technology and exit of certain low-margin oximes products that resulted in a $4.5 million net pre-tax loss.

(3) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Sales

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$352	$(5,082)	$44,149	$54,623
Adjusted Net income (loss) (non-GAAP)	2,357	(2,583)	53,318	59,929

Weighted-average number of common shares outstanding - basic	26,805,182	26,911,754	26,828,338	27,302,254
Dilutive effect of equity awards and other stock-based holdings	429,602	—	426,875	705,376
Weighted-average number of common shares outstanding - diluted	27,234,784	26,911,754	27,255,213	28,007,630

EPS - Basic	$0.01	$(0.19)	$1.65	$2.00
EPS - Diluted	$0.01	$(0.19)	$1.62	$1.95
Adjusted EPS - Basic (non-GAAP)	$0.09	$(0.10)	$1.99	$2.20
Adjusted EPS - Diluted (non-GAAP)	$0.09	$(0.10)	$1.96	$2.14

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (4)

	1Q	2Q	3Q	4Q	FY	Primary Unit Operation
2017	—	~$10	~$4	~$20	~$34	Sulfuric Acid
2018	~$2	~$10	~$30	—	~$42	Ammonia
2019	—	~$5	~$5	~$25	~$35	Sulfuric Acid
2020	~$2	~$7	~$20	~$2	~$31	Ammonia
2021	~$3	~$8	—	~$18	~$29	Sulfuric Acid
2022	~$1	~$5	~$44(5)	—	~$50	Ammonia
2023	~$2	~$1	~$27	—	~$30	Sulfuric Acid
2024	~$5	~$3	~$3	~$47(6)	~$58	Ammonia
2025E	~$3	~$7	—	$15-$20	$25-$30	Sulfuric Acid

(4) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.
(5) During the multi-site planned plant turnaround, additional required maintenance at our Frankford phenol plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates at our Hopewell and Chesterfield sites, resulting in an incremental $15 million unfavorable impact to pre-tax income inclusive of fixed cost absorption, higher maintenance expense and lost sales.
(6) During the multi-site planned plant turnaround, additional required maintenance at our Hopewell plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates, resulting in an incremental approximately $17 million unfavorable impact to pre-tax income inclusive of fixed cost absorption, higher maintenance expense, and lost sales